EXHIBIT 99.1
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Press Release                                             FOR IMMEDIATE  RELEASE

                            UNITED-GUARDIAN ANNOUNCES
                              SPECIAL CASH DIVIDEND


     Hauppauge, NY, May 20, 2005 - United-Guardian, Inc. (AMEX:UG) reported today that its Board of Directors had declared a special cash dividend of $.25 per share to all stockholders of record as of the close of business on June 1, 2005, to be paid to stockholders on June 15, 2005.

     Ken Globus, President of United-Guardian, stated, "We are very pleased to once again be in a position to share the continuing profitability of our company with our stockholders by paying another special dividend. After having another very profitable year last year, as well as a record first quarter this year, the Board of Directors determined that we could comfortably return $.25 a share to our stockholders while retaining more than adequate cash reserves to fund any immediate or future capital requirements. Our issuance of these special dividends is intended to supplement our regular annual dividends as the Board feels is appropriate from time to time, based on an evaluation of our cash position and capital needs. We are hopeful that we will be able to continue this program in future years as long as the Board determines that it is in the best interests of our stockholders to do so."

     United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

                                        Contact: Robert S. Rubinger
                                                 Public Relations
                                                 (631) 273-0900




NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause our actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.